Exhibit 10.25

MATURITY DATE EXTENSION, AMENDMENT NO. 2 TO LOAN DOCUMENTS AND
REAFFIRMATION AGREEMENT

This MATURITY DATE EXTENSION, AMENDMENT N O . 2 TO LOAN DOCUMENTS AND REAFFIRMATION AGREEMENT (this “Amendment”) is made as of June 6, 2022 (the “Effective Date”), by and between Lytus Technologies Holdings PTV. Ltd., a British Virgin Islands private limited company (“Lytus” or the “Company”) and GPL Ventures, LLC, a Delaware limited liability company (“GPL” and together with Lytus, the “Parties”).

RECITALS

WHEREAS, On or about July 1, 2021, GPL purchased 100 immediately-separable units from Lytus, composed in the aggregate of: (i) a six-month, 7% senior secured promissory note (the “Note”) with a principal amount of $1,000,000 due on the earlier of January 1, 2022, or a Qualified IPO and (ii) the warrant (the “Warrant”, the Note, and all other documents or instruments executed by Lytus from time to time to evidence and/or secure the amounts due (the “Loan”) under the Note, UCC documents filed pursuant to the terms of the Note, the Warrant, the subscription agreement relating thereto, or any other document in connection with the Loan, as amended through the date hereof and as the same may be further amended, restated, consolidated, supplemented or otherwise modified hereafter from time to time, are herein collectively referred to as the “Loan Documents”) to purchase 500,000 shares of Lytus’ common shares, par value $0.01 per share (“Common Shares”) or other capital stock of the Company then purchasable upon exercise of the Warrant in accordance with terms of such Warrant;

WHEREAS, GPL sent to Lytus a notice of an Event of Default on January 12, 2022, as a result of the maturity date of the Note (the “Maturity Date”) having passed, and there having occurred no Qualified IPO prior to such Maturity Date or repayment of the Note in accordance with its terms;

WHEREAS, on February 1, 2022, GPL and Lytus entered into that certain Maturity Date Extension, Amendment to Loan Documents and Reaffirmation Agreement (the “Prior Amendment”), which extended the Maturity Date of the Note to June 1, 2022;

WHEREAS, the Qualified IPO failed to occur prior to the Maturity Date as extended by the Prior Amendment;

WHEREAS, Lytus now proposes to cure the additional Event of Default by further modifying the Loan Documents to further extend the Maturity Date, subject to and in accordance with the terms and conditions of this Amendment; and

WHEREAS, GPL and Lytus agree to extend the maturity date of the Note from June 1, 2022 to June 17, 2022, as provided herein.

AGREEMENT

NOW THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Certain Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Note.

2. Consideration for Extension and Amendment to Loan Documents.

As a cure for its default and in consideration for the further extension of the Maturity Date, Lytus agrees that in addition to the $250,000 in cash owing under the Prior Amendment, Lytus shall pay an additional $100,000 in cash to GPL. Such amounts will be owing regardless of whether or not the Qualified IPO occurs by the Maturity Date as extended herein. When and if the Qualified IPO occurs, Lytus will utilize a portion of the proceeds thereto to pay such amounts. For the avoidance of doubt, such aggregate $350,000 owing to GPL is in addition to any other amounts owing under the Note.

3. Amendment to Note.

(a)	The Maturity Date of the Note shall be the earlier of (i) June 17, 2022 , or (ii) a Qualified IPO, as extended pursuant to and in accordance with Section 2.7 of the Note, or such earlier date resulting from acceleration of the Loan by GPL pursuant to the terms of the Note, including as a result of an Event of Default.

(b)	The definition of the “Qualified IPO” in Section 5 of the Note is hereby deleted in its entirety and replaced with the following

A “Qualified IPO” shall mean the closing after the date hereof of a firm commitment underwritten public offering of shares of Common Shares of the Maker that results in the Common Shares being traded on a U.S. national securities exchange.

4. Reaffirmation of Obligations. In connection with this Amendment, Lytus hereby:

(a) consents to and acknowledges this Amendment and acknowledges and agrees that this Amendment shall not impair, reduce or adversely affect the nature of its obligations under the Loan Documents;

(b) warrants and represents that there are no defenses, offsets or counterclaims with respect to its obligations under the Loan Documents;

(c) acknowledges that all other terms of the Loan Documents not addressed in this Amendment, and the obligations of Lytus contained therein, are continuing and in full force and effect; and

(d) hereby reaffirms its obligations thereunder and acknowledges that this reaffirmation is for the benefit of GPL.

5. Representations by Lytus.

Lytus represents and warrants to GPL that (before and after giving effect to this Amendment):

(a) Lytus has the power and authority and the legal right, to make, deliver and perform this Amendment and has taken all necessary limited partnership, limited liability company or other action to authorize the execution, delivery and performance of this Amendment. No consent or authorization of, filing with, notice to or other act by or in respect of, any governmental authority or any other entity or person is required in connection with the consummation of this Amendment or the execution, delivery, performance, validity or enforceability of this Amendment which has not been obtained. This Amendment constitutes a legal, valid and binding obligation of Lytus, enforceable against Lytus in accordance with its terms (as well as the terms of the RRA and the Loan Documents, as amended or modified hereby), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(b) the execution, delivery and performance of this Amendment will not violate any law or conflict with, result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any of Lytus’ organizational documents or any agreement or instrument to which Lytus is a party or by which it is bound, or any order or decree applicable to Lytus, or result in the creation or imposition of any lien on any of Lytus’ assets or property (other than pursuant to the Loan Documents).

(c) there are no judicial, administrative actions, investigations, suits or other proceedings pending or threatened against or affecting Lytus which, if adversely determined, could have a material adverse effect on it;

(d) each of the representations and warranties made by Lytus herein is true and correct in all material respects on and as of the date hereof as if made on and as of such date and will survive the execution and delivery of and consummation of all transactions under this Amendment; and

(e) no other Event of Default is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

6. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Lytus shall pay, or cause to be paid, all reasonable costs and expenses of GPL (a) incident to the preparation and execution of this Amendment and the consummation of the transactions contemplated hereby, including, but not limited to, attorney’s fees and expenses, and (b) all additional unpaid attorney’s fees and expenses relating to GPL’s administration of the Loan.

7. Limited Effect.

(a) Except as expressly modified hereby, all of the terms and provisions of the Loan Documents are and shall be and remain in full force and effect. The amendments contained herein shall not be construed as an amendment, waiver, or modification of any other provision of the Loan Documents, or forbearance of exercise of remedies thereunder, or for any purpose except as expressly set forth herein.

(b) Notwithstanding any provision in any of the Loan Documents to the contrary, the provisions in this Amendment shall apply from and after the date hereof until such time as the Loan is indefeasibly paid in full or the same is further modified pursuant to the terms of this Amendment.

8. Governing Law. This Amendment shall be construed and enforced in accordance with the laws of the State of New York, without regard to its conflicts of law principles (other than Section 5-1401 of the New York General Obligations Law). If any provision hereof is not enforceable, the remaining provisions of this Amendment shall be enforced in accordance with their terms.

9. Counterparts. This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

10. Notices. Any notices under this Amendment shall be given in accordance with the Warrant. Lytus hereby acknowledges and agrees that any notices so given shall be effective as against Lytus for all purposes under the laws of the State of New York.

11. No Partnership, Joint Venture or Agency. This Amendment shall not in any respect be interpreted, deemed or construed as making GPL a partner or joint venturer with Lytus or any one or more of them, nor shall it be interpreted, deemed or construed as making GPL the agent or representative of Lytus. Lytus agrees not to make any contrary assertion, contention, claim or counterclaim in any action, suit, or other legal proceeding involving GPL. In no event shall GPL be liable for debts or claims accruing or arising against Lytus.

12. No Fiduciary Relationship. Neither the terms, covenants and conditions of this Amendment, nor the entering into of this Amendment, shall, in and of itself, create any fiduciary or special relationship between GPL, on the one hand, and Lytus, on the other hand.

13. Time of the Essence. Time is of the essence with respect to the obligations of Lytus set forth herein.

14. Independent Counsel. Each Party hereto has been represented by independent legal counsel of its choice in connection with this Amendment, has reviewed this Amendment with such counsel, understands the agreements contained herein and has agreed to execute and deliver this Amendment as its own free act and deed without duress, and that this Amendment shall not be subject to the principle of construing its meaning against the party which drafted same.

15. Construction of Agreement. No representations or warranties have been made by or on behalf of GPL or Lytus, or relied upon by GPL or Lytus, pertaining to the subject matter of this Amendment, other than those in this Amendment. All prior statements, representations and warranties, if any, are superseded and merged into this Amendment, which represents the final and sole agreement of the parties with respect to the matters described in this Amendment. All of the terms of this Amendment were negotiated at arm’s length, and were prepared and executed without fraud, duress, undue influence or coercion of any kind exerted by any of the parties upon the others. The execution and delivery of this Amendment is the free and voluntary act of each of GPL and Lytus.

16. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon GPL, Lytus, and their respective successors and permitted assigns (only as permitted in the applicable Loan Document).

17. No Further Modification. No further modification, amendment, extension, discharge, termination or waiver of any provision of this Amendment, the Note, or of any other Loan Document, shall be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.

18. Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Effective Date.

LYTUS TECHNOLOGIES HOLDINGS PTV. LTD.

By:	/s/ Shreyas N. Shah
Name:	Shreyas N. Shah
Title:	Global CFO

GPL VENTURES, LLC

By:	/s/ Cosmin Panait
Name:	Cosmin Panait
Title:	Managing Member